EXHIBIT 4.9
CHARM COMMUNICATIONS INC.
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
20 January 2010

     THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of 20 January 2010, by and among (i) Charm Communications Inc., a company incorporated and existing under the Laws of the Cayman Islands (the “Company”), (ii) Dang He, a PRC citizen with PRC passport number G38016389 (the “Founder”), (iii) Chaview Investments Limited, a company incorporated and existing under the laws of the British Virgin Islands (“Chaview”), (iv) Aegis Media Pacific Ltd., a company incorporated and existing under the laws of England and Wales (“Aegis”), and (v) any other Persons who shall later become signatories to this Agreement (collectively with the Founder, Chaview and Aegis, the “Shareholders”).
RECITALS
(A)	The Company, the Founder, Dynasty Cayman Limited (“Dynasty”), Swift Rise International Limited (“Swift Rise”) and other parties have entered into a Share Subscription Agreement dated as of 16 July 2008 (the “First Subscription Agreement”), providing for the issuance and sale by the Company, and the purchase by Dynasty and Swift Rise, certain Series A Preferred Shares (as defined below) of the Company. Pursuant to the First Subscription Agreement, the Company, the Founder, Dynasty and Swift Rise also entered into a registration rights agreement dated as of 22 July 2008.
(B)	The Company, the Founder, Chaview and other parties have entered into a second share subscription agreement dated 15 August 2008 (the “Second Subscription Agreement”), providing for the further issuance and sale by the Company, and the purchase by Chaview, certain Series A Preferred Shares of the Company. Pursuant to the Second Subscription Agreement, the Company, the Founder, Dynasty, Swift Rise and Chaview also entered into an amended and restated registration rights agreement dated as of 19 August 2008 (the “Amended and Restated Registration Rights Agreement”);
(C)	Merry Circle Trading Limited (“Merry Circle”), the Founder, the Company and Aegis entered into a share subscription agreement dated 20 January 2010 (“Share Subscription Agreement”), pursuant to which Aegis shall, upon closing of the Share Subscription Agreement, purchase certain Ordinary Shares (as defined below) issued by the Company (“Subscription Shares”).
(D)	Dynasty and Swift Rise have tendered a redemption notice dated an even date hereof, pursuant to which the Company shall, simultaneously with the closing of the Share Subscription Agreement, redeem all Series A Preferred Shares held by Dynasty and Swift Rise in the Company.
(E)	The Company, the Founder, Merry Circle, Honour Idea Limited Chaview and Aegis have entered into a Second Amended and Restated Shareholders Agreement, dated as of 20 January 2010 (the “Second Amended and Restated Shareholders Agreement”), regarding the management of the Company, the transfer of the Shares of the Company and certain other rights and obligations of the parties thereof as set forth therein; and

(F)	It is a condition to the closing of the transactions contemplated in the Share Subscription Agreement that the parties shall have executed this Agreement.
     NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties contained herein, the Parties agree as follows:
     1. Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person (including any Subsidiary) and “Affiliates” shall have correlative meaning. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
     “Aegis” has the meaning set forth in the preamble to this Agreement.
     “Agreement” has the meaning set forth in the preamble to this Agreement.
     “Amended and Restated Registration Rights Agreement” has the meaning set forth in Recital (B).
     “Blue Sky” means the statutes of any state regulating the sale of corporate securities within that state.
     “Board” means the board of directors of the Company.
     “Chaview” has the meaning set forth in the preamble to this Agreement.
     “Commission” means the United States Securities and Exchange Commission.
     “Company” means Charm Communications Inc. and any successor entity.
     “Damages” has the meaning set forth in Section 8.1 of this Agreement.
     “Demand Registration” has the meaning set forth in Section 3.1 of this Agreement.
     “Dynasty” has the meaning set forth in the Recitals of this Agreement.
     “Equity Securities” means the share capital, membership interests, partnership interests, registered capital or other ownership interest in any Person or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such share capital, membership interests, partnership interests, registered capital or other ownership interests (whether or not such derivative securities are issued by such Person) and includes the Shares.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.
     “FINRA” means the Financial Industry Regulatory Authority, which assumed the regulatory functions of the National Association of Securities Dealers, Inc.
     “First Subscription Agreement” has the meaning set forth in Recital (A).
     “Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form or substantially similar form then in effect under the Securities Act.
     “Founder” has the meaning set forth in the preamble to this Agreement.
     “Holder” means Chaview, Aegis and any other holder of Registrable Securities (including any Permitted Transferees of any of Chaview and Aegis) entitled to the rights, and bound by the obligations under this Agreement, in accordance with Section 6.1.
     “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.
     “ICC Rules” has the meaning set forth in Section 12.2.
     “Initial Public Offering” means the first Public Offering of equity securities of the Company upon the consummation of which such securities are listed on an internationally recognized securities exchange, excluding over-the-counter and secondary boards, which shall reflect the valuation of the Company or IPO Vehicle (as determined by reference to the initial public offering price) immediately prior to the Initial Public Offering of no less than US$280 million.
     “Initiating Holder” has the meaning set forth in Section 3.1, 3.2 or 3.3, as applicable, of this Agreement.
     “IPO Vehicle” means the Company or a Person organized to effect the Initial Public Offering.
     “Ordinary Shares” means ordinary shares in the Company with voting rights, par value US$0.0001 per share.
     “Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares and instruments convertible into or exchangeable for Ordinary Shares, including, without limitation, the Series A Preferred Shares.

     “Parties” means collectively the Founder, Chaview, the Company, Aegis and any Person who becomes a party to this Agreement. Each of the Parties shall be referred to as a “Party”.
     “Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or estate or any other entity or organization whether or not having separate legal existence, including any Government Authority.
     “PRC” or “China” means the People’s Republic of China, but solely for the purposes of this Agreement excluding Hong Kong, Macau Special Administrative Region and Taiwan.
     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary Prospectus, any free-writing Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
     “Public Offering” means, in the case of an offering in the United States, an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, and, in the case of an offering in any other jurisdiction, a widely distributed underwritten offering of equity securities of the Company or other listing on a securities exchange in which both retail and institutional investors are eligible to buy in accordance with the securities laws of such jurisdiction.
     “Registrable Securities” means (i) the Series A Preferred Shares and the Subscription Shares, (ii) the Ordinary Shares issuable or issued upon conversion of the Series A Preferred Shares, (iii) any Equity Securities of the Company issued as (or issuable upon the conversion, exchange or exercise of any Ordinary Share Equivalents) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii), excluding in all cases, however, any Registrable Securities sold by a Person in a transaction other than an assignment pursuant to Section 6.1 hereof; and (iv) any American Depository Shares or Receipts representing the Equity Securities referenced in (i), (ii) and (iii).
     “Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement, and the terms “Register” and “Registered” have meanings correlative with the foregoing. Such terms shall also have the meaning set forth in Section 2.
     “Registration Expenses” means all expenses, other than underwriting discounts and commissions, incurred by the Company in complying with Sections 3 or 4 of this Agreement, including, without limitation, all Registration, qualification, and filing fees, printing expenses, fees and disbursements of counsels for the Company, reasonable fees and disbursements of one legal counsel for all Holders (if different from counsel to the Company), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration.
     “Registration Statement” means a registration statement prepared on Forms S-1, S-2, S-3, F-1, F-2 or F-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.
     “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).
     “SEC” means the United States Securities and Exchange Commission, or comparable regulatory authority in any other jurisdiction having oversight over the trading of the Shares.
     “Second Amended and Restated Shareholders Agreement” has the meaning set forth in Recital (D).
     “Second Subscription Agreement” has the meaning set forth in Recital (B).
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.
     “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.
     “Series A Preferred Shares” means Series A Preferred Shares of the Company, par value US$0.0001 per share.
     “Shareholders” has the meaning set forth in the preamble to this Agreement.
     “Share Subscription Agreement” has the meaning set forth in Recital (C).
     “Subscription Shares” has the meaning set forth in Recital (C).
     “Swift Rise” has the meaning set forth in the Recitals of this Agreement.
     “Underwriters’ Representative” has the meaning set forth in Section 3.5(b) of this Agreement.
     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Second Amended and Restated Shareholders Agreement.
     2. Applicability of Registration Rights. The Holders shall have (i) the rights provided in Sections 3 and 4 of this Agreement with respect to a Registration of Registrable

Securities under the Securities Act if the Company has completed its Initial Public Offering pursuant to a Registration with the Commission as described below and (ii) similar or equivalent rights with respect to a Registration of Registrable Securities pursuant to applicable securities laws of a jurisdiction (outside the United States) where the securities exchange which is the primary securities exchange on which the Company lists its Equity Securities for trading is located. For purposes of this Section 2, any reference in this Agreement to Registration, Register, filing of a Registration Statement or similar terms shall include similar actions taken in any jurisdiction outside the United States for the purpose of listing securities of the Company for trading on an internationally recognized securities exchange or conducting a Public Offering in such jurisdiction. Nothing in this Agreement shall restrict the scope and application of Article VI of the Second Amended and Restated Shareholders Agreement.
     3. Demand Registration.
          3.1 Request for Registration on Form Other Than Form F-3. Subject to the terms of this Agreement, at any time after the closing of the Company’s Initial Public Offering pursuant to a Registration Statement filed with the Commission, if the Company receives from Chaview or Aegis (each, an “Initiating Holder”), a written request that the Company effect a Registration of all or at least 30% of the Registrable Securities held by such Initiating Holder on a form other than Form F-3 (or any comparable form for Registration in a jurisdiction other than the United States), the Company shall (i) within ten (10) days of receipt of such written request, give written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect Registration of those Registrable Securities (“Demand Registration”) which the Company has been so requested to Register, together with all other Registrable Securities which the Company has been requested to Register by Holders thereof by written request given to the Company within twenty (20) days after written notice from the Company, subject to limitations of this Section 3; provided that Chaview may initiate two (2) Registration and Aegis may initiate two (2) Registration pursuant to this Section 3.1. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 3.1 (x) after the Company has effected four (4) Registrations pursuant to this Section 3.1 and such Registrations have been declared or ordered effective (and has not been subject to a “stop order” that adversely affects the distribution by Holders of Registrable Securities included in the Registration or otherwise withdrawn); (y) after the Company has effected one Registration pursuant to this Section 3.1 during any nine (9)-month period; or (z) if the Initiating Holder proposes to dispose of Registrable Securities that may be immediately Registered on Form F-3 pursuant to a request made pursuant to Section 3.2; The substantive provisions of Section 3.5 shall be applicable to the Registration initiated under this Section 3.1.
          3.2 Request for Registration on Form F-3. Subject to the terms of this Agreement, at any time after an Initial Public Offering by the Company, any Holder holding twenty percent (20%) or more in voting power of the then outstanding Registrable Securities may request in writing that the Company file a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction outside the United States), so long as (i) the Company is entitled to use such a form to Register the Registrable Securities and (ii) the proposed aggregate offering price for such Registration exceeds US$2,000,000.

Upon receipt of such a request, the Company shall (i) within ten (10) days of receipt of such written request, give written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, use its best efforts to cause those Registrable Securities which the Company has been so requested to be Registered, together with all other Registrable Securities which the Company has been requested to Register by Holders thereof by written request given to the Company within twenty (20) days after written notice from the Company, for the offering on that form and to cause those Registrable Securities to be qualified in jurisdictions as the Holder or Holders may reasonably request. During any six-month period, the Company shall be obligated to effect no more than one (1) Registrations pursuant to this Section 3.2. The substantive provisions of Section 3.5 shall be applicable to each Registration initiated under this Section 3.2.
          3.3 Demand Registration Rights for Initial Public Offering. If an Initial Public Offering by the Company is not completed by 31 December 2010, Chaview shall, as long as it then holds more than 50% of the Series A Preferred Shares it initially purchased from the Company, have the right to demand the Company to initiate and complete an Initial Public Offering as soon as possible, and in no event later than 180 days from the date of such demand by Chaview. Such demand notice will include such number of Registrable Securities of such Initiating Holder to be sold. The Company shall (i) within ten (10) days of receipt of such written request, give written notice of the proposed Registration to all other Holders, and (ii) effect such Demand Registration which the Company has been so requested to Register, that shall cover all other Registrable Securities which the Company has been requested to Register by Holders thereof by written request given to the Company within twenty (20) days after written notice from the Company. The provisions of this Section 3, other than Section 3.6, will apply to such Demand Registration and such demand registration for Initial Public Offering of the Company shall not count as one (1) Registration as provided in Section 3.1.
          3.4 Registration of Other Securities in Demand Registration. Any Registration pursuant to the request of the Holders under this Section 3 may, subject to the provisions of Section 3.5, include securities of the Company other than Registrable Securities. If the Company, the Founder, officers or directors of the Company holding securities other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion of other securities of the Company held thereby in the Registration, the Initiating Holder, to the extent it deems advisable, may (and without any obligation to do so), on behalf of all Holders, offer to any or all of the Company, the Founder, those officers or directors, and the holders of securities other than Registrable Securities, that their securities be included in the Registration and may condition that offer on the acceptance by those Persons of the terms of this Section 3. If, however, the number of shares so included in such Registration exceeds the number of shares of Registrable Securities included by all Holders, such Registration shall not count as a Registration for purposes of this Section 3.
          3.5 Underwriting in Demand Registration.
(a)	Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3, and the Company shall include that information in the written notice referred to in Section 3 of this Agreement, as applicable. The right of any Holder to Registration pursuant to this Section 3 shall be conditioned upon such Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting to the extent provided herein.

(b)	Selection of underwriter in Demand Registration. The Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement in customary form with the underwriter or, if more than one, the lead underwriter acting as the representative of the underwriters (the “Underwriters’ Representative”) selected for the underwriting pursuant to an agreement between the Company and Holders of a majority of the Registrable Securities to be Registered in the proposed offering.

(c)	Marketing Limitation in Demand Registration. Notwithstanding any other provision of this Section 3, in the event the Underwriters’ Representative advises the Company in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders of such Registrable Securities on a pro rata basis based on the respective number of Registrable Securities entitled to be included in the Registration held by all such selling Holders (including the Initiating Holders) at the time of filing the Registration Statement, provided, however, that the number of shares of Registrable Securities to be included in any such underwriting held by Holders shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting. For purposes of the preceding sentence concerning apportionment, for any selling Holder of Registrable Securities that is an investment fund, partnership or corporation, the affiliated investment funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. In no event shall the number of the Registrable Securities included in any such underwriting be reduced to less than thirty (30%) of the numbers of the Registrable Securities requested to be included. Any Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.5(c)shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the foregoing, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding anything to the contrary, in the event any Demand Registration causes the Company to effect the Initial Public Offering, the number of Registrable Securities to be included in the Registration shall be allocated, first, to the Company; second, to Chaview; and third, to all other shareholders of the Company (if permitted by the Underwriters’ Representative).

(d)	Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriters’ Representative, delivered at least ten (10) days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.
          3.6 Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to Section 3.1 or 3.2:
          (a) if the Company, within 15 days of the receipt of the request of the Initiating Holder, gives notice of the Company’s bona fide intention to effect the filing of a Registration Statement with the Commission or comparable regulatory agency for a Registration in a jurisdiction other than the United States (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) within sixty (60) days from the date of the receipt of the written request set forth in Sections 3.1 or 3.2, then the Company shall have the right to defer the requested Registration for a period of not more than 120 days after receipt of the request of the Holders requesting Registration pursuant to Section 3.1 or Section 3.2; provided that the Company may not utilize this right more than once in every 12 month period and that the Company shall not Register any other shares during such 120 days period other than a Registration (A) relating solely to the sale of securities to participants in a Company share incentive plan, (B) pursuant to Rule 145 under the Securities Act, or (C) in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being Registered;
          (b) within one hundred eighty (180) days after the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or
          (c) if the Company furnishes to those Holders a certificate signed by the chief executive officer or chairman of the Board of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company’s obligation to use its best efforts to file a Registration Statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file the registration by that Holder; provided, that the Company shall not exercise the right to delay a request contained in this Section 3.6(b) more than once in any twelve (12)-month period, and provided further, that during such one hundred twenty (120)-day period, the Company shall not file a Registration Statement with respect to any public offering of securities of the Company.
          3.7 Other Securities Laws. In the event of any Registration pursuant to this Section 3, the Company shall exercise its reasonable best efforts to take all actions necessary to qualify the securities covered by the Registration Statement under the securities laws of any other jurisdictions as shall be reasonably appropriate for the offering or distribution of the securities, provided, however, that (i) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling Holders.
     4. Unlimited Piggyback Registration.
          4.1 Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Ordinary Shares (either for its own account, for the account of a security holder or both) (other than a Registration (A) relating solely to the sale of securities to participants in a Company share incentive plan, (B) pursuant to Rule 145 under the Securities Act, (C) on any form that does not include substantially the same information as would be required to be included in a registration statement covering a sale of the Registrable Securities, or (D) in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being Registered), the Company shall (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those securities under the applicable securities laws, and (ii) use its best efforts to include in that Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of the written notice from the Company. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          4.2 Underwriting in Piggyback Registration.
(a)	Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Public Offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.1. In this event, the right of any Holder to Registration shall be conditioned upon such Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting, to the extent provided in this Section 4. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement in customary form with the Underwriters’ Representative selected by the Company in its sole discretion for such offering;

(b)	Marketing Limitation in Piggyback Registration. In the event the Underwriters’ Representative advises the Holders seeking Registration of Registrable Securities pursuant to this Section 4 in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriters’ Representative (subject to the allocation priority set forth in Section 4.2(c)) may:
(i)	in the case of an Initial Public Offering, exclude some or all Registrable Securities from the Registration and underwriting; and

(ii)	in the case of any Public Offering subsequent to the Initial Public Offering, limit the number of shares of Registrable Securities to be included in the Registration and underwriting, to not less than thirty (30%) of the Registrable Securities requested to be included in the Registration pursuant to this Section 4.
(c)	Allocation of Shares in Piggyback Registration. In the event that the Underwriters’ Representative limits the number of shares to be included in a Registration pursuant to Section 4.2(b), the number of Registrable Securities to be included in the Registration shall be allocated, first, to the Company; second, to all Holders requesting inclusion of their respective Registrable Securities in such Registration Statement on a pro rata basis based on the respective number of Registrable Securities requested by such selling Holders to be included in the Registration; and third, to any other shareholders of the Company requesting inclusion of their shares (other than Registrable

Securities) in the Registration pro rata on the basis of the respective number of shares that such other holders would otherwise be entitled to include in the Registration; provided, however, that, solely with respect to the Company’s Initial Public Offering, the number of Registrable Securities to be included in the Registration shall be allocated, first, to the Company; second, to Chaview; third, to all Holders (excluding Chaview) requesting inclusion of their respective Registrable Securities in such Registration Statement on a pro rata basis based on the respective number of Registrable Securities requested by such selling Holders to be included in the Registration; and fourth, to any other shareholders of the Company requesting inclusion of their shares (other than Registrable Securities) in the Registration pro rata on the basis of the respective number of shares that such other holders would otherwise be entitled to include in the Registration. For purposes of the preceding sentence concerning apportionment, for any selling Holder of Registrable Securities that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. For any Registration subsequent to an Initial Public Offering, the number of shares that may be included in the Registration and underwriting under this Section 4.2(c) shall not be reduced to less than thirty (30%) of the aggregate Registrable Securities requested to be included in the Registration without the consent of Holders of at least a majority of the Registrable Securities requested to be included in the Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 4.2(c) shall be included in the Registration Statement.

(d)	Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriters’ Representative delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(e)	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 4 prior to the effectiveness of such Registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 5 hereof.

(f)	Over-Allotment. Notwithstanding the forgoing, the parties hereto agree that, at anytime prior to the execution of the underwriting agreement with the underwriters selected by the Company for its Initial Public Offering (the “IPO Underwriters”), Chaview shall be permitted in priority to all other Holders and Shareholders, subject to the approval of the IPO Underwriters, to sell its Registrable Securities to the IPO Underwriters pursuant to the over-allotment option of the IPO Underwriters subject to the terms and condition set forth in such underwriting agreement.
     5. Expenses of Registration. All Registration Expenses incurred in connection with Section 3.3, up to four (4) Registrations pursuant to Section 3.1 and unlimited Registrations pursuant to Sections 3.2 and 4 shall be borne by the Company. All Registration Expenses incurred in connection with any other Registration, qualification or compliance shall be apportioned among the Holders, and other holders, including the Company, of the securities so Registered on the basis of the number of shares Registered. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding commenced pursuant to Section 3 hereof if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear those expenses). All Selling Expenses shall be borne by the Holders of the securities Registered pro rata on the basis of the number of securities so Registered.
     6. Assignability of Registration Rights; Termination of Registration Rights; Limitation on Subsequent Registration Rights
          6.1 Assignability of Registration Rights. The rights to cause the Company to Register securities granted under Sections 3 and 4 of this Agreement shall be assignable by any Holder to any permitted transferee or assignee of Registrable Securities in connection with a transfer of the Registrable Securities to such permitted transferee or assignee in accordance with the terms and conditions of the Amended and Restated Shareholders Agreement; provided that: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such transfer or assignment shall be effective only if immediately following such transfer or assignment, the further disposition of securities so transferred by the transferee or assignee is restricted under applicable securities laws. In the event of a transfer of Registrable Securities, if such transfer does not satisfy (x) the terms and conditions set forth in the Amended and Restated Shareholders Agreement or (y) the conditions set forth above, such securities shall no longer be deemed to constitute “Registrable Securities” for purposes of this Agreement. In the event that a Person other than the Company is organized to effect an Initial Public Offering of the Company, the Company shall use its best efforts to cause such Person to agree in writing to be bound by the terms and conditions of this Agreement by signing a copy of this Agreement, in which case such Person shall be considered “the Company” as referred to this Agreement. No other party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Company, Chaview and Aegis.
          6.2 Termination of Registration Rights. The Company shall have no further obligations pursuant to this Agreement, and this Agreement shall terminate, at the earlier of (i) six (6) years after the date hereof, (ii) four (4) years after the completion of the Initial Public Offering, (iii) no securities that are Registrable Securities under this Agreement are outstanding, and (iv) as to any Holder, when all Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144) could be sold without restriction under Rule 144 within a three (3) month period; provided, however that the Company’s obligations under Sections 8 and 9 (and any related definitions) shall remain in full force and effect following such time.
          6.3 Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights that would in any respect conflict with or grant rights more favorable than the Holders’ rights in Sections 3 and 4.
     7. Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)	(i) prepare and file a Registration Statement with the Commission which (x) shall be on Form F-1 or Form F-3 (or any successors to such forms), if available, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and (z) shall comply as to form with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith and all other information reasonably requested by the Underwriters’ Representative to be included therein, (ii) use its best efforts to cause such Registration Statement to become effective and remain effective for up to 180 days or, if earlier, until the Holder or Holders have completed the distribution thereto, (iii) use best efforts not to take any action that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities during the period that such Registration Statement is required to be effective and usable, and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)	subject to subsection (a) above, prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement, as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof, as set forth in such registration statement;

(c)	furnish to each Holder for which the Registrable Securities are being registered and to each underwriter of an underwritten offering of the Registrable Securities, if any, without charge, as many copies of each Prospectus, including, without limitation, each preliminary Prospectus, each free-writing Prospectus and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the Prospectus, including, without limitation, each preliminary Prospectus and each free-writing Prospectus, by each Holder for which the Registrable Securities are being registered and each underwriter of an underwritten offering of the Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus or the free-writing Prospectus, as applicable;

(d)	(i) use its best efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement is declared effective by the Commission, under all applicable state securities or Blue Sky laws of such jurisdictions as each underwriter, if any, or any Holder having Registrable Securities covered by a Registration Statement, shall reasonably request; (ii) use its reasonable best efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and any such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities the registration of which such Holder is requesting; provided, however, that the Company shall not be obligated to qualify to do business or to a file a general consent to service of process in any such state or jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or the listing rules of the relevant stock exchange on which the Registrable Securities are being proposed to be listed;

(e)	notify each Holder for which the Registrable Securities are being registered promptly, and, if requested by such Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(f)	furnish counsel for each such underwriter, if any, and for the Holders for which the Registrable Securities are being registered, copies of any request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(g)	use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

(h)	upon request, furnish to the Underwriters’ Representative of a Public Offering of the Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Holder for which the Registrable Securities are being registered, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)	establish an American Depositary Receipt or American Depositary Shares program at the Company’s expense, to the extent necessary, and cooperate with the selling Holders of the Registrable Securities and the Underwriters’ Representative of a Public Offering of the

Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the Underwriters’ Representative of a Public Offering of the Registrable Securities, if any, may reasonably request at least seven (7) days prior to any sale of the Registrable Securities;
(j)	upon the occurrence of any event contemplated by paragraph (e)(iv) of this Section, use best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k)	enter into customary agreements (including, in the case of a Public Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:
(i)	make such representations and warranties to the selling Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii)	obtain opinions of counsels to the Company and updates thereof (which counsels and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriters’ Representative, if any, and the majority Holders of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(iii)	obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Holders of the Registrable Securities, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort” letters to underwriters in connection with firm commitment underwritten offerings;
(iv)	to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the selling Holders providing for, among other things, the appointment of such representative as agent for the selling Holders for the purpose of soliciting purchases of the Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

(v)	deliver such customary documents and certificates as may be reasonably requested by the majority Holders of the Registrable Securities being sold or by the Underwriters’ Representative, if any.
The above shall be done (i) at the effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration, and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder;

(l)	make available for inspection by representatives of the selling Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

(m)	(i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the selling Holders of the Registrable Securities and to counsel to such Holders and to the underwriter or underwriters of a Public Offering of the Registrable Securities, if any; fairly consider such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Holders or the underwriter or the underwriters may request and not file any such document in a form to which the majority Holders of the Registrable Securities being registered or any underwriter shall reasonably object; and make such of the representatives of the Company as shall be reasonably requested by the Holders for which the Registrable Securities are being registered or any underwriter available for discussion of such document; (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to counsel for the selling Holders; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;
(n)	cause all Registrable Securities to be qualified for inclusion in or listed on The New York Stock Exchange, the NASDAQ or any other internationally recognized exchange on which securities of the same class issued by the Company are then so qualified or listed if so requested by the majority Holders of the Registrable Securities covered by a Registration Statement, or if so requested by the underwriter or underwriters of a Public Offering of the Registrable Securities, if any;

(o)	otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(p)	cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering; and

(q)	use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be requested by the majority Holders of the Registrable Securities covered by a Registration Statement or the lead managing underwriter of an underwritten offering; provided that the Company shall not be obligated to make road show presentations in connection with an offering which would not reasonably be expected to generate an aggregate gross proceeds of at least US$30,000,000.
Each selling Holder of the Registrable Securities as to which any Registration is being effected pursuant to this Agreement agrees, as a condition to the Registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such Holder required to be included in the Registration Statement, the ownership of the Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

     8. Indemnification.
          8.1 Company’s Indemnification of Holders. To the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, partners, agents, legal counsel for the Holders, and each Person controlling that Holder within the meaning of the Securities Act, with respect to which Registration, qualification, or compliance of the Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each of its officers, directors, partners, agents and each Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, “Damages”) to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus or other document incident to any Registration, qualification, or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements made therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Company (or alleged violation) of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration, qualification, or compliance; and the Company shall reimburse each such Holder, each underwriter, each of their respective officers, directors, partners, agents, legal counsels, and each Person who controls any Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 8.1 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any case to the extent that any Damages arise out of or are based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by a Holder or underwriter, if any, and stated to be specifically for use in connection with the offering of securities of the Company.
          8.2 Holder’s Indemnification of Company. To the extent permitted by law, each Holder shall, if the Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company’s securities covered by the Registration Statement, each Person who controls the Company or underwriter within the meaning of the Securities Act, and each other Holder selling securities under such Registration, each of its such other Holder’s, officers, directors, and constituent partners, and each Person controlling the other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement, prospectus, or other document incident to any Registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements made therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Holder (or alleged violation) of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with any Registration, qualification, or compliance; and shall reimburse the Company, those Holders, directors, officers, partners, Persons, law and accounting firms, underwriters or control Persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 8.2 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder’s liability under this Section 8.2 shall not exceed the Holder’s proceeds (less underwriting discounts and selling commissions) from the offering of securities made in connection with that Registration.
          8.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Shareholders in conducting the defense of the action, suit, or proceeding by reason of recognized claims for indemnity under this Section 8, then counsel for that party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of that party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 8, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 8.
          8.4 Contribution. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission.
          8.5 Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
          8.6 Survival of Obligations. The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of the Registrable Securities in a Registration Statement under this Agreement or otherwise.
     9. Reports Under the Exchange Act. With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees to:
(a)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b)	take all reasonable action, including the voluntary Registration of its Ordinary Shares under Section 7 of the Exchange Act, necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d)	furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to those reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company; and (iii) any other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any securities without Registration or pursuant to that form; and
(e)	for a Registration in a jurisdiction other than the United States, take actions similar to those set forth in paragraphs (a), (b), (c) and (d) of this Section 9 with a view to making, available to Holders the benefits of the corresponding provision or provisions of that jurisdiction’s securities laws.
     10. Lock-Up. If requested by the Company and the Underwriters’ Representative (if any) in connection with the Company’s Initial Public Offering, each Holder agrees to enter into an undertaking letter with the Underwriter’s Representative which will provide that such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Underwriters’ Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred) as may be requested by the Underwriters’ Representative. Notwithstanding anything herein to the contrary, the foregoing provision contained in this Section 10 shall not restrict any of Chaview and Aegis or their respective Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its or its affiliates’ business, so long as such activities are not conducted in respect of the Registrable Securities (or by virtue of a short position undertaken to benefit from the cover of the Registrable Securities, or the issuance of a derivative security designed to benefit from the value of the Registrable Securities) owned by Chaview and Aegis, as applicable.
     11. No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Shares. Notwithstanding anything to the contrary in this Agreement, if (a) the Company obtains from the Commission (or a comparable regulatory agency in respect of Registration in a jurisdiction outside the United States) a “no-action” letter in which the Commission or such comparable regulatory agency has indicated that it will take no action if, without Registration under the Securities Act or comparable law, any Holder disposes of the Registrable Securities covered by any request for Registration made under Section 3 of this Agreement in the specific manner in which the Holder proposes to dispose of the Registrable Securities included in that request (such as including, without limitation, inclusion of the Registrable Securities in an underwriting initiated by either the Company or the Holders) and that the Registrable Securities may be sold to the public without Registration or (b) in the opinion of counsel for the Company concurred by counsel for the Holder, no Registration under the Securities Act (or other applicable law) is required in connection with the disposition and that the Registrable Securities may be sold to the public without Registration, then the Registrable Securities included in the request shall not be eligible for Registration under this Agreement. Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 11 does not apply. Save and except for the Subscription Shares, the Registration rights set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which Registration is sought into Ordinary Shares prior to the effective date of the Registration Statement.
     12. Miscellaneous
          12.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of law principles.
          12.2 Dispute Resolution Forum.
          (a) Any dispute arising out of or in connection with this Agreement shall be solely and finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) by a single arbitrator appointed in accordance with the ICC Rules. The Parties agree that the award of the arbitrator shall be the sole and exclusive remedy between them regarding any claims, counterclaims or issues presented to the arbitrator, irrespective of the magnitude thereof.
          (b) The arbitration shall take place in Hong Kong or such other place as the Parties may mutually agree in writing.
          (c) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The Parties hereby waive to the fullest extent permitted by law any rights to appeal or to review such award by any court or tribunal. The Parties agree that the arbitral may be enforced against the Parties to the arbitration proceeding or their assets wherever they may be found and that a judgment on the arbitration award may be entered in any court having jurisdiction over the Parties or their assets.
          (d) Notwithstanding anything herein contained, any Party shall be entitled to seek injunctive relief, if possible, from any court of competent jurisdiction to protect its rights under this Agreement pending the constitution of the arbitral tribunal pursuant to this Section 12.2.
          12.3 Specific Performance. Each Party hereby acknowledges that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies that may be available, shall be entitled in accordance with Section 12.2 to seek equitable relief in the form of specific performance, injunctions or any other equitable remedy.

          12.4 Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.
          12.5 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.
          12.6 Notices. Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by five days’ prior written notice specified to the other Parties). Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering Party; (b) if sent by post within the same country, on the third day following posting, and if sent by post to another country, on the ten(10) day following posting, and (c) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch. The initial address and facsimile for the Parties for the purposes of this Agreement are
If to the Founder or the Company, to:
c/o Charm Communications Inc.
26th Floor, Oriental Media Center
4 Guanghua Road, Chaoyang District
Beijing 100026
People’s Republic of China
Attention: Mr. He Dang
Fax No.: (86) 10 6583 6860
with a copy to:
DLA Piper UK LLP Beijing Representative Office
20th Floor South Tower
Beijing Kerry Center
1 Guanghua Road, Chaoyang District
Beijing, China 100020
Attention: Mr. Steven Liu
Fax number: (86) 10 6561 5158

If to Chaview, to
P.O. Box 309GT
Ugland House
South Church Street
George Town
Grand Cayman, Cayman Islands
Attention: Stephen Lee/ Daniel Hui
Fax number:
with a courtesy copy to:
AIF Capital Asia III,
Suite 3401, Jardine House
1 Connaught Place
Central, Hong Kong
Attention: Stephen Lee/Daniel Hui
Fax number: (852) 2845 0786
and
Winston & Strawn LLP
11th Floor, Cloucester Tower
The Landmark
15 Queen’s Road
Central, Hong Kong
Attention: Simon Luk
Fax number: (852) 2292-2200
If to Aegis, to
Company Secretary
180 Great Portland Street
London, England, W1W5QZ
Fax number: (44) 20 7070 7800
With a copy to:
General Counsel, Aegis Media
Parker Tower,
43-49 Parker Street,
London, England,
WC2B 5P5
Fax No.: (44) (0) 20 7550 3322
and
K&L Gates

35/F, Two International Finance Centre
8 Finance Street, Central, Hong Kong
Attention: Mr. Clifford Ng
Fax number: (852) 2511 9515
          12.7 Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the Company, Aegis and Chaview.
          12.8 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          12.9 Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract among the Company and the Shareholders relative to the subject matter of this Agreement. Any previous agreement, whether written or oral, between the Company and any Shareholder concerning the subject matter of this agreement or registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and permitted assigns of the parties.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement as of the date first above written.

Charm Communications Inc.
By:	/s/ Dang He
	Name:	Dang He
	Title:	Director

Dang He
/s/ Dang He
PRC Passport Number: G38016389

Signature Page to the Amended and Restated Registration Rights Agreement

     IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement as of the date first above written.

Chaview Investments Limited
By:	/s/ Stephen Lee
	Name:	Stephen Lee
	Title:	Director

Signature Page to the Amended and Restated Registration Rights Agreement

     IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement as of the date first above written.

Aegis Media Pacific Limited
By:	/s/ Patrick Stahle
	Name:	Patrick Stahle
	Title:	Chief Executive Officer

Signature Page to the Amended and Restated Registration Rights Agreement